UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 20, 2007

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square

Cambridge, MA  02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 20, 2007, concurrently with the termination of the collaboration described in Item 1.02 below, Dyax Corp. and Genzyme Corporation entered into a securities sale agreement pursuant to which Dyax agreed to sell to Genzyme 4,400,000 shares of Dyax common stock, $0.01 par value per share in exchange for Genzyme’s assignment of all its interest in Dyax-Genyme LLC, their joint venture entity.

The 4,400,000 Dyax shares were issued at a closing on February 23, 2007 in reliance on an exemption from securities registration under the Securities Act of 1933.  Dyax also agreed to file a registration statement for resale of the shares by Genzyme under the Securities Act no later than 60 days following the closing and to use commercially reasonable efforts to have the registration statement registering the shares declared effective.

Genzyme agreed to vote the shares in the same proportion as all other shares of common stock for which votes are cast at each meeting of Dyax’s stockholders (thereby increasing the number of shares voted at such meeting but not changing the division of votes cast for and against any matter), until Genzyme ceases to hold at least 880,000 of the shares.

The agreement also contains standard representations and warranties by the parties and indemnification for certain breaches.

Item 1.02.   Termination of a Material Definitive Agreement.

On February 20, 2007, Dyax and Genzyme entered into a termination agreement pursuant to which they terminated their collaboration agreement dated May 31, 2002 for the development of Dyax’s DX-88 compound for the treatment of angioedema.

The termination agreement principally provides for (i) Genzyme to make a payment to Dyax of $17,000,000 in lieu of a capital contribution to the Dyax-Genzyme LLC, (ii) Genzyme to assign all of its interest in the Dyax-Genzyme LLC to Dyax and (iii) Dyax to issue the 4,400,000 shares to Genzyme pursuant to the securities sale agreement, all of which occurred on the date of closing.

The termination agreement also provides that each party submit to Dyax-Genzyme LLC for reimbursement pursuant to the original terms of collaboration agreement all outstanding program costs that either party incurred through the termination date of February 20, 2007.  The parties are also obligated to negotiate a transition services agreement to enumerate the services that Genzyme will provide to Dyax to facilitate Genzyme’s orderly transition out of the collaboration.

Genzyme also provided a customary covenant not to take specified actions to effect a change of control of Dyax without Dyax’s consent, and provided a covenant not to enter into any licensing or collaboration agreement regarding the prevention and/or treatment of angioedema.

Item 3.03.   Unregistered Sale of Equity Securities.

Pursuant to the securities sale agreement Dyax issued 4,400,000 shares to Genzyme for consideration consisting of the Genzyme’s assignment to Dyax of all of Genzyme’s interest in the Dyax-Genzyme LLC.  The shares were issued to Genzyme on the date of closing in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: February 26, 2007	By:	/s/ Ivana Magovcevic-Liebisch
Ivana Magovcevic-Liebisch
General Counsel and
Executive Vice President,
Corporate Communications